UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2024

Humacyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54
Durham,	NC	27713
(Address of principal executive offices)		(Zip code)

(919) 313-9633
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 29, 2024, Humacyte, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Cantor Fitzgerald & Co. as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) of 13,400,000 shares of the Company’s common stock, $0.0001 par value per share, at a price to the public of $3.00 per share (the “Firm Shares”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 2,010,000 shares of the Company’s common stock at the same price as the Firm Shares (the “Option Shares” and, together with the Firm Shares, the “Shares”). The net proceeds to the Company from the Offering are expected to be approximately $37.4 million, after deducting underwriting discounts and commissions and estimated Offering expenses, or $43.1 million if the Underwriters exercise in full their option to purchase the Option Shares. The Offering is expected to close on March 5, 2024, subject to the satisfaction of customary closing conditions.
The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-267225), which was previously filed with the U.S. Securities and Exchange Commission on September 1, 2022 and declared effective by the Securities and Exchange Commission on September 9, 2022.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and are as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any factual information about the Company.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement.
The legal opinion of Covington & Burling LLP relating to the Shares is filed herewith as Exhibit 5.1.
Item 7.01. Regulation FD Disclosure.
On February 29, 2024, the Company issued press releases announcing the commencement of the Offering and the pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 29, 2024, by and among Humacyte, Inc., and Cowen and Company, LLC and Cantor Fitzgerald & Co. as representatives of the Underwriters.
5.1	Opinion of Covington & Burling LLP.
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).
99.1	Press release, dated February 29, 2024.
99.2	Press release, dated February 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: March 4, 2024	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
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